UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 30, 2019

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GDDY	NYSE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Chief Executive Officer; Director
On August 1, 2019, GoDaddy Inc. (the "Company") announced the retirement of Scott W. Wagner as the Company’s Chief Executive Officer and as a member of the Company’s board of directors (the "Board"), effective as of September 4, 2019 (the "Resignation Date"), due to personal health reasons. The Board has accepted Mr. Wagner’s resignation and has appointed Aman Bhutani to serve as Mr. Wagner’s successor, effective as of September 4, 2019 (the "Effective Date").
In connection with Mr. Wagner’s resignation, on July 30, 2019, the Company and certain of its affiliates entered into an amendment (the "Employment Agreement Amendment") to Mr. Wagner’s current employment agreement (the "Existing Wagner Agreement"). The Employment Agreement Amendment provides that Mr. Wagner will receive the same compensation and benefits as under the Existing Wagner Agreement through the Resignation Date, other than as described herein. If Mr. Wagner remains employed with the Company as Chief Executive Officer through the Resignation Date, he will be entitled to receive: (i) continued coverage under the health plans through September 30, 2019 and thereafter payment of premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for a period of up to 18 months and (ii) a pro-rated payment under the fiscal 2019 executive bonus plan, with the individual performance goal component (20% weight) deemed met and the corporate performance goal component (80%) measured in accordance with the plan, each as set forth in the Employment Agreement Amendment.
In connection with Mr. Bhutani’s appointment as the Company’s Chief Executive Officer, on July 30, 2019, the Company and certain of its affiliates entered into an employment agreement with Mr. Bhutani, effective as of the Effective Date (the "Bhutani Employment Agreement"). The Bhutani Employment Agreement provides Mr. Bhutani with an annual base salary of $1,000,000 and an opportunity to earn an annual incentive bonus of 100% of his base salary, which will be pro-rated for fiscal 2019 beginning on the Effective Date. In addition, Mr. Bhutani will receive a signing bonus of $1,000,000, payable in the first pay period after the Effective Date. If his employment ends within a year of the Effective Date as a result of a termination of his employment by the Company for cause or his resignation without good reason (both terms as defined in the Bhutani Employment Agreement), he will be required to return a pro-rated portion of the signing bonus, as determined in accordance with the Bhutani Employment Agreement.
Pursuant to the Bhutani Employment Agreement, and subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan (the "Plan") and the forms and awards thereunder, the Board approved the grant to Mr. Bhutani of the following equity awards, all with a grant date of September 4, 2019 (the "Grant Date") with an aggregate value of $20,000,000: (i) time-based options with an equity value equal to $6.666 million, with a per share exercise price equal to the closing price of a share of the Company’s Class A common stock on the Grant Date, with vesting of (A) 30% on the first anniversary of the Grant Date (the "Initial Option Vesting Date"), (B) 7.5% on the quarterly anniversary of the Initial Option Vesting Date for each of the next four quarters and (C) 5% on each quarterly anniversary thereafter for each of the next eight quarters; (ii) time-based restricted stock units ("RSUs") with a value equal to $6.666 million, with vesting of (A) 30% on the first day of the month following the first anniversary of the Grant Date (the "Initial RSU Vesting Date"), (B) 7.5% on the quarterly anniversary of the Initial RSU Vesting Date for each of the next four quarters and (C) 5% on each quarterly anniversary thereafter for each of the next eight quarters; and (iii) performance-based restricted stock units with a value equal to $6.668 million with performance-based vesting ("PSUs") in four annual tranches based on the Company’s achievement of performance goals for 2020, 2021, 2022 and 2023. All vesting is subject to Mr. Bhutani remaining a Service Provider (as defined in the Plan) through each applicable vesting date, except as otherwise set forth in the Bhutani Employment Agreement. The number of shares of the Company’s Class A common stock subject to each of the awards described in this paragraph is calculated by dividing (1) the value of the proposed RSU and PSU awards by the 30-trading day volume weighted average price as of the last trading day of the month prior to the Effective Date ("30-day VWAP") and (2) the value of the proposed option award by the 30-day VWAP multiplied by the relationship between our calculated Black-Scholes value to the stock price on the Grant Date.
Beginning in fiscal year 2021 and continuing for each fiscal year thereafter during his employment term, subject to the approval of the Board and his continued service as the Company’s Chief Executive Officer on the respective grant date, Mr. Bhutani will receive an annual focal equity award in accordance with the Board’s and Compensation Committee’s past practice, as determined in accordance with the Bhutani Employment Agreement.
If Mr. Bhutani’s employment is terminated without cause or he resigns for good reason (both terms as defined in the Bhutani Employment Agreement) during the period beginning three months prior to and ending 18 months following a change in control (the "Change in Control Period"), Mr. Bhutani is entitled to a severance payment equal to 150% of his annual salary, a payment equal to 150% of his annual target bonus for the year of separation, vesting acceleration of all outstanding and unvested time-based and performance-based equity awards (with performance measured at the greater of target or actual performance), and a payment equal to the cost of health insurance coverage under COBRA for 18 months, as set forth in the Bhutani Employment Agreement.
If Mr. Bhutani’s employment is terminated without cause or he resigns for good reason outside the Change in Control Period, Mr. Bhutani is entitled to a severance payment equal to 100% of his annual salary and his annual target bonus for the year of separation, vesting acceleration of time-based equity awards that would have vested during the next 12 months following the termination date, pro-rata vesting of performance-based equity awards that would have vested based on satisfaction of performance criteria for the performance period(s) ending on or within 12 months following the termination date (with any individual performance criteria deemed fully satisfied), and payment equal to the cost of health insurance coverage under COBRA for 18 months, as set forth in the Bhutani Employment Agreement.
All severance payments are contingent on his signing and not revoking a release of claims and compliance with the terms of the Bhutani Employment Agreement.
On July 30, 2019, the Board appointed Mr. Bhutani to serve as a member of the Board, commencing on the Effective Date. Mr. Bhutani will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2022. The Company believes Mr. Bhutani is qualified to serve as a member of our Board because of his extensive business experience and strategic expertise and the perspective he will bring as our Chief Executive Officer.
Mr. Bhutani served as the President of the Brand Expedia Group at Brand Expedia Group, Inc. from July 2015 to present. Prior to this role, Mr. Bhutani served as Brand Expedia Group’s Senior Vice President of Worldwide Engineering from May 2010 to June 2015. Mr. Bhutani has served on the board of directors of the New York Times since September 2018. Mr. Bhutani holds a B.A. degree in economics from Delhi University and an M.B.A. degree from Lancaster University.
Effective upon his appointment as Chief Executive Officer of the Company, Mr. Bhutani will be designated as an "officer" as such term is used within the meaning of Section 16 of the Securities Act of 1934, as amended.
There is no arrangement or understanding between Mr. Bhutani and any other person pursuant to which Mr. Bhutani was elected as a director of the Company. There are no family relationships between Mr. Bhutani and any director or executive officer of the Company, and, other than as described above, no transactions involving Mr. Bhutani that would require disclosure under Item 404(a) of Regulation S-K.
Mr. Bhutani also is executing the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-196615), filed with the Securities and Exchange Commission on February 24, 2015.
Principal Accounting Officer
On July 30, 2019, the Board appointed Ray Winborne, the Company’s Chief Financial Officer, to serve as the Company’s principal accounting officer, effective September 1, 2019. Mr. Winborne will continue to serve as the Company’s Chief Financial Officer. Additional information regarding Mr. Winborne and his background is included in the Company’s Definitive Proxy Statement on Form Schedule 14A, filed with the Securities and Exchange Commission on April 25, 2019, which information is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On August 1, 2019, the Company issued a press released entitled "GoDaddy Appoints Aman Bhutani as CEO; Scott Wagner Steps Down for Health Reasons." A copy of this release is filed as Exhibit 99.1 hereto.
The information set forth under this item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1*	Form of Indemnification Agreement between the Company and its directors and officers
99.1	Press Release, dated August 1, 2019, entitled "GoDaddy Appoints Aman Bhutani as CEO; Scott Wagner Steps Down for Health Reasons"

*	Incorporated by reference to Exhibit 10.20 filed with the Company’s Registration Statement on Form S-1 (File No. 333-196615), filed with the Securities and Exchange Commission on February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	August 1, 2019	/s/ Nima J. Kelly
Nima J. Kelly
Chief Legal Officer & Executive Vice President